UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2004

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On December 16, 2004, Cirrus Logic, Inc. (the "Company") issued a press release relating to an announcement regarding actions taken to reduce its quarterly combined selling, general and administrative and research and development expenses by approximately $2-3 million per quarter and to provide an update to their third fiscal quarter guidance. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 16, 2004, the Company announced their intentions to reduce its combined selling, general and administrative and research and development expenses by approximately $2-3 million per quarter. The Company expects to take a restructuring charge of $5 million to $6 million over the next two quarters for a workforce reduction and corresponding facility consolidation activities, which are expected to be completed by the end of the fourth fiscal quarter. Included in the restructuring charge are cash severance payments of approximately $3 million, which are expected to be paid during the third and fourth fiscal quarters of 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

December 17, 2004	By:	John T. Kurtzweil

Name: John T. Kurtzweil
Title: Senior Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Text of Cirrus Logic, Inc. press release dated December 16, 2004.